UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported) March 19, 2015

PCTEL, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-27115	77-0364943
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

471 Brighton Drive

Bloomingdale, Illinois 60108

(Address of Principal Executive Offices, including Zip Code)

(630) 372-6800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Executive Officer Base Salaries

On March 19, 2015, the Board of Directors (the “Board”) of PCTEL, Inc., (the “Company” or “PCTEL”), upon the recommendation of the Compensation Committee of the Board, approved the base salaries of the Chief Executive Officer and the other named executive officers of the Company. The Compensation Committee based its recommendations to the Board on the assessment of the performance, experience and responsibilities of each named executive officer and recommendations provided by the Committee’s independent compensation consultant.

Officer Name	Title	Base Salary Effective April 1, 2015
Martin H. Singer	Chairman of the Board & Chief Executive Officer	$495,000
John W. Schoen	Senior Vice President & Chief Financial Officer	$290,000
Jeffrey A. Miller	Senior Vice President of Global Sales, Connected Solutions; General Manager, Site Solutions	$300,000
David A. Neumann	Senior Vice President & General Manager, RF Solutions	$265,000
Anthony Kobrinetz	Vice President, Site Solutions Operations, CTO and Export Compliance Officer	$215,000

Adoption of 2015 Short Term Incentive Plan

On March 19, 2015, the Board, upon the recommendation of the Compensation Committee, adopted and approved the Company’s Short Term Incentive Plan for 2015 (the “2015 STIP”). The 2015 STIP is designed to provide compensation incentives for the Chief Executive Officer, the other named executive officers and certain other employees of PCTEL based on the achievement of specifically-identified, short-term corporate and business segment goals for 2015.

The material terms of the 2015 STIP include the following:

•	All incentives to be paid to participants under the 2015 STIP will be paid in cash.

•	The performance criteria under the 2015 STIP are comprised of corporate-level goals for Mr. Singer and Mr. Schoen. Mr. Miller and Mr. Neumann each have business segment revenue and non-GAAP operating profit growth goals that will be weighted at 70%, in addition to corporate-level goals that will be weighted at 30%. Mr. Kobrinetz has business segment revenue and non-GAAP operating profit growth goals that will be weighted at 60% in addition to corporate level goals that will be weighted at 40%.

•

The corporate goals are defined in terms of revenue and non-GAAP earnings per share growth over 2014. The Connected Solutions segment’s goals and RF Solutions segment’s goals are each defined in terms of segment revenue and non-GAAP operating profit growth over 2014. Achievement of each of these sets of goals is determined on a sliding scale between 0% and 100%. Scores for goals are aggregated and averaged on a weighted basis in determining the amount of a particular award. For the corporate goals, the relevant weights of the revenue growth and non-GAAP earnings per share growth goals are 20% and 80% respectively. For the Connected Solutions segment’s goals applicable to Mr. Miller, the relevant weights of the revenue growth and non-GAAP operating profit growth goals are 30% and 70%, respectively. For the Connected Solutions segment’s goals applicable to Mr. Kobrinetz and all other Connected Solutions employees, the relevant weights of the revenue growth and non-GAAP operating profit growth goals are 20% and 80% respectively. For the RF Solutions segment’s goals applicable to Mr. Neumann, the relevant weights of the revenue growth and non-GAAP operating profit growth goals are 30% and 70%, respectively. Non-GAAP earnings per share differs from GAAP earnings per share by the exclusion of stock-based compensation expense, amortization of intangible assets, restructuring charges, impairment charges, gain/loss on the sale of product lines, non-cash income tax expense, legal settlement income beyond the recovery of related costs, and non-cash other income. The difference between non-GAAP earnings per share at the corporate level and non-GAAP operating profit at the business segment level is (i) corporate expenses, (ii) other income and expenses, and (iii) income taxes.

•	For the corporate goals, revenue growth is calculated from 0% to 33.4% over 2014 revenue, where 0% growth corresponds to 0% achievement and 33.4% growth corresponds to 100% achievement. Non-GAAP earnings per share growth is calculated from 0% to 50% over 2014, where 0% growth corresponds to 0% achievement and 50% growth corresponds to 100% achievement.

•	The Connected Solutions segment’s revenue growth is calculated from 0% to 12.6% over 2014 revenue, where 0% growth corresponds to 0% achievement and 12.6% growth corresponds to 100% achievement. Non-GAAP operating profit growth is calculated from 0% to 36.7% over 2014, where 0% growth corresponds to 0% achievement and 36.7% growth corresponds to 100% achievement.

•	The RF Solutions segment’s revenue growth is calculated from 0% to 76.9% over 2014 revenue, where 0% growth corresponds to 0% achievement and 76.9% growth corresponds to 100% achievement. Non-GAAP operating profit growth is calculated from 0% to 59.7% over 2014, where 0% growth corresponds to 0% achievement and 59.7% growth corresponds to 100% achievement.

•	Each participant in the 2015 STIP is eligible to be awarded a maximum incentive expressed as a percentage of that participant’s annual salary. This percentage is generally higher for the named executive officers and certain key employees of the Company.

•	It is expected that the determination of achievement under the 2015 STIP will be made by the Compensation Committee during the first quarter of 2016.

Additional information relating to the terms of the 2015 STIP applicable to the Chief Executive Officer and other named executive officers of the Company is summarized in the following table:

Name and Title	Maximum Incentive As a Percentage of 2015 Annual Salary
Martin H. Singer	130%
Chairman of the Board & Chief Executive Officer
John W. Schoen	100%
Senior Vice President & Chief Financial Officer
Jeffrey A. Miller	100%
Senior Vice President of Global Sales, Connected Solutions & General Manager, Site Solutions
David A. Neumann	100%
Senior Vice President & General Manager, RF Solutions
Anthony Kobrinetz	80%
Vice President, Site Solutions Operations, CTO & Export Compliance Officer

Adoption of 2015 Long-Term Incentive Plan

On March 19, 2015, the Board, upon the recommendation of the Compensation Committee, also approved the Company’s Long-Term Incentive Plan for 2015 (the “2015 LTIP”), subject to stockholder approval of the PCTEL, Inc. Stock Plan (the “Stock Plan”), as described below. The 2015 LTIP is based upon achievement of four-year revenue goals with penalties if certain Adjusted EBITDA levels are not maintained. All of the named executive officers of the Company except for Anthony Kobrinetz participate in the 2015 LTIP. The four-year period is divided into two interim periods (each an “Interim Period”), the first of which will end at December 31, 2016 and the second of which will end at December 31, 2018. The restricted share awards to the named executive officers of the Company for each Interim Period of the four-year performance period are summarized in the table below.

		Equity Award For Each Interim Period
		Award At Threshold			Award At Target
Name	Below Threshold # of Shares	At Threshold # of Shares	EBITDA Penalty Between 8% And 11% # of Shares	EBITDA Penalty Below 8% # of Shares	At Target # of Shares	EBITDA Penalty Between 8% And 11% # of Shares	EBITDA Penalty Below 8% # of Shares
Martin H. Singer, Chairman of the Board & Chief Executive Officer	—	6,250	5,625	4,688	12,500	11,250	9,375
John W. Schoen, Senior Vice President & Chief Financial Officer	—	3,750	3,375	2,813	7,500	6,750	5,625
Jeffrey A. Miller, Senior Vice President of Global Sales, Connected Solutions & General Manager , Site Solutions	—	3,750	3,375	2,813	7,500	6,750	5,625
David A. Neumann, Senior Vice President & General Manager, RF Solutions	—	5,000	4,500	3,750	10,000	9,000	7,500

The material terms of the 2015 LTIP are as follows:

•	In order for a participant to receive restricted shares under the 2015 LTIP at the end of the first Interim Period, the Company must achieve threshold revenue of $134 million (representing 25.0% growth over two years), in which case each named executive officer will receive half of the number of restricted shares indicated in the column above entitled “Restricted Shares at Threshold Revenue.” If the Company achieves or exceeds its target revenue of $143 million at the end of the first Interim Period (representing 33.4% growth over two years), the named executive officers will receive half of the number of restricted shares indicated in the column above entitled “Restricted Shares at Target Revenue.” Either of these awards may be reduced by the Adjusted EBITDA Penalty described below. It is expected that the determination of achievement under the 2015 LTIP for the first Interim Period will be made during the first quarter of 2017 and the equity award, if any, will be paid promptly thereafter.

•

In order for a participant to receive restricted shares under the 2015 LTIP at the end of the second Interim Period, the Company must achieve a threshold revenue of $153 million (representing 42.7% growth over four years) which will result in the named executive officers receiving half of the number of restricted shares indicated in the column above entitled “Restricted Shares at Threshold Revenue.” If the Company

achieves its target revenue of $170 million (representing 58.6% growth over four years) for the second Interim Period, the named executive officers will receive half of the number of restricted shares indicated in the column above entitled “Restricted Shares at Target Revenue.” Either of these awards may be reduced by the Adjusted EBITDA Penalty described below. It is expected that the determination of achievement under the 2015 LTIP for the second Interim Period will be made during the first quarter of 2019 and the equity award, if any, will be paid promptly thereafter.

•	The award of restricted shares at the end of either the first or second Interim Period, as described above, will be reduced by 25% if the Company’s Adjusted EBITDA as a percentage of the Company’s revenue (“Adjusted EBITDA Percentage”) for the relevant period is less than 8%, and the equity award will be reduced by 10% if the Adjusted EBITDA Percentage for the relevant period is less than 11% but greater than or equal to 8% (the “Adjusted EDITDA Penalty”). The term “Adjusted EBITDA” means GAAP operating profit excluding stock compensation expenses, amortization of intangible assets, restructuring charges, impairment charges, gain/loss on sale of product lines, and expenses included in GAAP operating profit to the extent their recovery is recorded below operating profit.

•	Revenue generated by entities acquired in the second year of an Interim Period will contribute to achievement of the revenue goal, but the revenue contribution is capped at $5 million in the aggregate per Interim Period regardless of any greater actual revenue generation by such acquired entities in such year. Entities acquired in the first year of an Interim Period will be considered integrated into the Company by the end of the Interim Period and their revenue contribution will not be separately tracked or capped.

•	If the Company’s revenue falls between the threshold and the target revenue, the number of restricted shares received by the named executive officers will be interpolated in a linear progression.

•	If the Company over-achieves its first or second Interim Period target revenue, the number of restricted shares awarded will be the same as the number that would have been awarded if only the target revenue had been achieved. There is no additional equity award for exceeding the target revenue.

•	If the Company fails to achieve the revenue threshold at the end of the first Interim Period, the restricted shares available with respect to that Interim Period will be foregone and will not be awarded regardless of the Company’s revenue at the end of the second Interim Period.

Grant of restricted stock under the 2015 LTIP, in the amounts so approved, will only be made under the Stock Plan if and when the Stock Plan is approved by the Company’s stockholders. The Company expects to submit the Stock Plan to the Company’s stockholders for approval at the Company’s 2015 annual meeting. If and when the Stock Plan is so approved, incentive awards paid under the Stock Plan will qualify as “performance-based” compensation under Section 162(m) of the Internal Revenue Code. If the Stock Plan is not so approved, no grants will be made pursuant to the 2015 LTIP.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 25, 2015

PCTEL, INC.

By:	/s/ John W. Schoen
John W. Schoen, Chief Financial Officer